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                                                                       EXHIBIT 5
                                                                       ---------



                                          March 29, 1995



The Cleveland Electric
  Illuminating Company
P. O. Box 5000
Cleveland, Ohio  44101

Gentlemen:

  With reference to the proposed issue and sale of the principal amount of First Mortgage Bonds (the "Bonds") of The Cleveland Electric Illuminating Company (the "Company") set forth in the Registration Statement described below and to be issued and sold under the Mortgage and Deed of Trust, dated July 1, 1940, between the Company and The Chase Manhattan Bank (National Association), as trustee, as supplemented and modified in certain respects by indentures supplemental thereto (such Mortgage as supplemented and modified being herein called the "Mortgage"), and as further to be supplemented by a Supplemental Indenture to be dated April 15, 1995 (the "Supplemental Indenture"), I am counsel for the Company, and attorneys acting under my supervision have examined the following:

  (a) A copy of the Company's Amended Articles of Incorporation, as filed with the Secretary of the State of Ohio;

  (b) A copy of the Company's Regulations, certified by the Secretary of the Company;

  (c) The Application filed by the Company with The Public Utilities Commission of Ohio (the "PUCO") for authority to issue and sell not more than $150,000,000 principal amount of the Bonds;

  (d)  The Mortgage and the proposed form of the Supplemental Indenture;

  (e)  The proposed form of the Bonds;

  (f) The Registration Statement on Form S-2 (including the Prospectus and exhibits) relating to the Bonds and the documents incorporated by reference therein, in the form in which it is being filed with the Securities and Exchange Commission (such Registration Statement being herein called the "Registration Statement" and the Prospectus contained therein being herein called the "Prospectus"); and
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The Cleveland Electric
  Illuminating Company
March 29, 1995
Page 2




  (g) Such other documents and matters as I deem necessary to express this opinion.

  Based on the foregoing and such legal considerations as I deem relevant, I am of the opinion that:

  (1) The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Ohio, with power to authorize the issue and sale of the Bonds;

  (2)  The Supplemental Indenture and the Bonds are in due and legal form;

  (3) Upon (i) the adoption of resolutions by the Company's Board of Directors authorizing the issue and sale of the Bonds as described in the Registration Statement and ratifying the actions of Company officers taken in connection therewith, (ii) due execution and delivery of the Supplemental Indenture by the Company and the trustee of the Mortgage in accordance with law and the provisions of the Mortgage; (iii) due filing and recording of the Supplemental Indenture in the proper offices, (iv) due execution by the Company and authentication by the Mortgage trustee of the Bonds as provided in the Supplemental Indenture and the Mortgage, (v) due issuance of an order by the PUCO authorizing the issuance and sale of the principal amount of the Bonds set forth in the Registration Statement and (vi) issuance and sale of the Bonds in accordance with the Registration Statement when the same shall have become effective, the Bonds will be legally issued and the Bonds, the Mortgage and the supplemental Indenture will constitute legal, valid and binding obligations of the Company in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

  (4) Upon the due execution, delivery, filing and recording of the Supplemental Indenture and related financing statements and documents in accordance with law and the provisions of the Mortgage, the Mortgage and the Supplemental Indenture will constitute a valid and perfected first lien upon the right, title and interest of the Company in the properties described in the Mortgage and the Supplemental Indenture, except such properties as have been sold or otherwise disposed of since the respective dates of the Mortgage and supplemental indentures and, to the
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extent required, released from the lien thereof, subject only to the conditions and exceptions described in the Prospectus under the subheadings "Security" and "Title to Property" under the heading "Description of New Bonds".

The Cleveland Electric
  Illuminating Company
March 29, 1995
Page 3




  The statements as to matters of law and legal conclusions under the headings "General Regulation", "Environmental Regulation", "Title to Property" and "Legal Proceedings" in the Company's Annual Report on Form 10-K incorporated by reference in the Prospectus, as supplemented by any Quarterly and Current Reports on Forms 10-Q and 8-K, respectively, which have been incorporated by reference in the Prospectus, under the heading "Description of New Bonds" in the Prospectus and under the heading "Indemnification of Directors and Officers" in the Registration Statement, have been prepared by me or under my supervision, and in my opinion such statements as to such matters and conclusions are correct.

  I hereby consent (a) to the use of my name in connection with (i) the statements as to matters of law and legal conclusions under the headings in the documents described in the paragraph immediately preceding and (ii) the statements under the headings "Legal Opinions" and "Experts" in the Prospectus,
(b) to the inclusion in and incorporation by reference into, as the case may be, the Prospectus of the statements as to matters of law and legal conclusions referred to in clause (a)(i) of this sentence and to be contained in any documents hereafter incorporated by reference into the Prospectus and referred to in such documents as having been reviewed by me and (c) to the filing of this opinion and consent with the Securities and Exchange Commission as an exhibit to the Registration Statement.



                                             Respectfully submitted,




                                             Terrence G. Linnert
                                             Counsel for The Cleveland Electric
                                               Illuminating Company



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